Exhibit 99.1

Nassda Contact:

Tammy Liu

Nassda Corporation

(408) 327-7710

tammy@nassda.com or ir@nassda.com

Nassda Announces Revenue of $9.7 Million for the Quarter Ended December 31, 2003
Net Income of $572,000, or $0.02 per Diluted Share

Santa Clara, Calif., January 14, 2004 – Nassda Corporation (Nasdaq: NSDA), a leading provider of full-chip circuit simulation and analysis software for the design and verification of complex semiconductors, today announced financial results for the quarter ended December 31, 2003, the first quarter of Nassda’s fiscal 2004.  Revenue for the quarter ended December 31, 2003 was $9.7 million, an increase of 16% from $8.4 million for the quarter ended September 30, 2003 and a decrease of $608,000 from $10.3 million for the quarter ended December 31, 2002.

Net income for the quarter ended December 31, 2003 was $572,000, or $0.02 per diluted share, an increase of 77% from $323,000, or $0.01 per diluted share, for the quarter ended September 30, 2003 and a decrease of $1.4 million from $2.0 million, or $0.07 per diluted share, for the quarter ended December 31, 2002.

“Even though first fiscal quarters are always seasonally challenging, we are pleased to have achieved satisfactory financial results by exceeding the revenue expectation, meeting the earnings target and increasing cash, cash equivalents and short-term investments by $2.9 million for the first quarter of our fiscal 2004,” said Sang Wang, Chief Executive Officer.  “While customers’ spending patterns have not changed materially, the need for verification software remained critical for those customers with increasingly complex designs.  We are continuing with our efforts in developing greater acceptance of our new products, LEXSIM, CRITIC and HANEX, and meeting the ever-increasing challenges of nanometer designs by further enhancing our flagship product, HSIM.”

Business Outlook

Although we continue to see signs of some recovery in the global economy and the semiconductor industry, we believe our customers will spend conservatively in the first half of calendar 2004.  Therefore, we do not expect the R&D budgets to increase materially during the first half of 2004.  As a result, for the quarter ending March 31, 2004, Nassda expects total revenue of $9.8 million to $10.0 million and fully diluted earnings per share of approximately $0.03.

For fiscal 2004, Nassda anticipates total revenue of $40.0 million to $41.0 million and fully diluted earnings per share of approximately $0.13 to $0.15.  Due to the expected continued penetration into major accounts and customers demanding more flexibility, Nassda expects time-based license bookings as a percent of total bookings to increase to between 60% to 70%.  As a result, time-based license revenue as a percent of total revenue is expected to increase to between 50% to 60%.

Nassda intends to use its efforts to continue to control operating costs, but also anticipates making additional investments in Nassda’s worldwide sales, support, and research and development organizations.  As a result, Nassda expects quarterly operating margins to vary and range between 8% to 16% during the remaining three quarters of fiscal 2004.

Nassda will hold a conference call that includes business outlook with financial analysts and investors at 2:00 p.m. PST today.  A live webcast of the call will be available on Nassda’s Web site at http://www.nassda.com or http://www.fulldisclosure.com.  Following completion of the call, a rebroadcast of the webcast will be available at http://www.nassda.com or http://www.fulldisclosure.com through January 21, 2004.

Those without internet access may listen to a replay of the call by dialing (719) 457-0820, access code 782211.  The replay will be available from 5:00 p.m. PST on January 14, 2004 through January 21, 2004.

About Nassda

Nassda Corporation (Nasdaq: NSDA) is a leading provider of full-chip circuit verification software for complex nanometer semiconductors. Headquartered in Santa Clara, California, the company develops and markets simulation and analysis solutions for advanced ICs, especially for analog, memory, high-performance digital, and mixed-signal SoC designs. Nassda’s products enable first silicon success and improve product quality and production yield for its consumer, communication, computer and memory customers. The company has sales and distribution offices throughout the world. For more information about Nassda, please visit the company’s website at http://www.nassda.com.

Forward Looking Statements

This press release contains forward-looking statements regarding future product releases, anticipated revenue, operating margins, diluted earnings per share, time-based license bookings as a percent of total bookings and total revenue, additional investments in Nassda’s worldwide organizations and acceptance of new products that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty, including without limitation the availability of customer budgets for Nassda’s products, Nassda’s cost control measures, the timing and extent of legal expenses related to Nassda’s on-going litigation, Nassda’s product development schedules, the design performance of Nassda’s existing and new electronic design automation software and other tools, customers’ adoption of Nassda’s products, whether customers purchase time-based or perpetual licenses and those customers’ design and manufacturing schedules.  In addition, continued reduced capital spending or delayed implementation of programs due to adverse general economic conditions and reduced demand for products containing complex nanometer-scale semiconductors may impact Nassda’s future performance.  These risks, uncertainties and other factors may cause Nassda’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.  In addition, historical information should not be considered a predictor of future performance.  Neither Nassda nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.  Nassda disclaims any obligation to update information contained in any forward-looking statement.

For additional information and considerations regarding the risks faced by Nassda, see Nassda’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as filed with the Securities and Exchange Commission.

# # #

Nassda and HSIM are registered trademarks and CRITIC, HANEX and LEXSIM are trademarks of Nassda Corporation.

Nassda Corporation
Unaudited Consolidated Income Statements
(in thousands, except per share data)

	Three Months Ended December 31,
	2003	2002

Revenue
Product	$3,003	$4,632
Subscription	4,242	3,748
Maintenance	2,482	1,955
Total revenue	9,727	10,335

Cost of revenue
Cost of product revenue	91	66
Cost of subscription revenue	105	86
Cost of maintenance revenue	226	201
Total cost of revenue	422	353

Gross profit	9,305	9,982

Operating expenses:
Research and development	2,032	1,529
Sales and marketing	2,678	2,876
General and administrative	3,774	2,464
Stock-based compensation	224	248
	8,708	7,117

Income from operations	597	2,865

Other income, net	220	248

Income before income taxes	817	3,113

Income tax provision	(245)	(1,090)

Net income	$572	$2,023

Earnings per share:
Basic	$0.02	$0.08
Diluted	$0.02	$0.07

Shares used in computing earnings per share:
Basic	25,957	24,363
Diluted	29,149	28,923

Nassda Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2003	September 30, 2003

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$95,033	$92,165
Accounts receivable, net of allowance	2,038	1,874
Prepaid expenses and other current assets	859	996
Deferred income taxes	3,043	2,568
Total current assets	100,973	97,603
Property and equipment, net	604	704
Other assets	1,133	1,165
Total assets	$102,710	$99,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,940	$230
Accrued compensation	1,900	2,689
Accrued liabilities	2,305	3,281
Income taxes payable	1,548	1,712
Deferred revenue	10,357	8,982
Total current liabilities	18,050	16,894

Deferred revenue	903	849
Other long-term liabilities	64	64
Total liabilities	19,017	17,807

Stockholders’ equity:
Common stock	26	26
Additional paid-in capital	71,527	70,343
Deferred stock-based compensation	(842)	(1,117)
Accumulated other comprehensive income/(loss)	(7)	(4)
Retained earnings	12,989	12,417
Total stockholders’ equity	83,693	81,665
Total liabilities and stockholders’ equity	$102,710	$99,472